Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 No. 333-277729 of our reports dated April 29, 2024, relating to the financial statements of Fanhua Inc. and its subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 20-F of Fanhua Inc. for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

May 21, 2024